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                                                                     Exhibit 1.1

                         FEDERAL REALTY INVESTMENT TRUST

                       Common Shares and Preferred Shares

                                ---------------

                             Underwriting Agreement

                                                                    June 6, 2002

FIRST UNION SECURITIES, INC.
as Representative of the several Underwriters
7 St. Paul Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     From time to time Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in substantially the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its shares of beneficial interest (the "Shares") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Shares"). If specified in such Pricing Agreement, the Designated Shares may consist of a specified number of shares that the Underwriters, acting severally and not jointly, have agreed to purchase (the "Initial Shares") and a specified number of shares that the Underwriters, acting severally and not jointly, have the option to purchase to cover over allotments, if any (the "Option Shares"), in each case on the terms and subject to the conditions set forth in this Agreement and such Pricing Agreement. The Shares may include the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), or preferred shares of beneficial interest, par value $0.01 per share (the "Preferred Shares").

     The terms and rights of any particular issuance of Designated Shares shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the resolutions of the board of trustees of the Company or a duly appointed committee thereof.

     1. Particular sales of Designated Shares may be made from time to time to the Underwriters of such Shares, for whom the firms designated as representatives of the Underwriters of such Shares in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Shares or as an obligation of any of the

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Underwriters to purchase any of the Shares. The obligation of the Company to issue and sell any of the Shares and the obligation of any of the Underwriters to purchase any of the Shares shall be evidenced by the Pricing Agreement with respect to the Designated Shares specified therein. Each Pricing Agreement shall specify the aggregate number of such Designated Shares (and, if applicable, the aggregate number of Initial Shares and Option Shares), the initial public offering price of such Designated Shares, the purchase price to the Underwriters of such Designated Shares, the names of the Underwriters of such Designated Shares, the names of the Representatives of such Underwriters and the number of such Designated Shares to be purchased by each Underwriter and shall set forth the date and time of delivery of such Designated Shares and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Shares. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telecopied communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

        (a) A registration statement on Form S-3 (File No. 333-63619) in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Registration Statement (as defined below) and any post-effective amendments thereto, each in the form heretofore delivered to the Representatives, excluding exhibits to such Registration Statement but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became or will become effective upon filing, no other documents with respect to the Registration Statement have heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendments thereto or the Rule 462(b) Registration Statement, if any, have been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Registration Statement at the time such part of the registration statement became effective, each as amended at the time such part of the Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any

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     Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing; all references herein to information which is "contained" or "included" in the Registration Statement, any Preliminary Prospectus, any Prospectus, any Prospectus as amended or supplemented or any Rule 434 Prospectus (and all references of like import) shall be deemed to mean and include all such information which is incorporated or deemed to be incorporated by reference therein; and if the Company elects to rely on Rule 434 under the Act, any reference to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"));

          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares;

          (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will

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     conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares;

          (d) The Company has been duly organized and is validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company has interests in a number of entities (collectively, the "Entities"), identified on Annex III, which have been duly organized and are validly existing as corporations, partnerships, limited liability corporations or joint ventures, as the case may be, in good standing under the laws of the jurisdiction of their organization (except for joint ventures, which have no good standing certificate requirements), with full power and authority to own, lease and operate their properties and conduct their business as described in the Prospectus; except as otherwise denoted in Annex III hereto, all of the equity interests in the Entities are owned by the Company, free and clear of all pledges, liens, encumbrances, claims, security interests and defects; all of the issued and outstanding stock of each Entity that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable; no options, warrants or other rights to convert any obligations into partnership or other ownership interests in the Entities are outstanding; and the Company and the Entities are duly qualified to transact business in all jurisdictions in which the Company and the Entities are transacting business and in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and the Entities considered as one enterprise;

          (e) Neither the Company nor any of the Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the date as of which information is given in the Prospectus, there has not been any change in the consolidated capital stock (except for subsequent issuances, if any, of Common Shares pursuant to (x) the Company's Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement,
     (y) any of the Company's employee or trustee benefits plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of the applicable Pricing Agreement or (z) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by the current and former holders of

                                       4

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     partnership or other interests in certain of the "DownREIT" and other
     Entities listed in Annex III hereto which may result in the issuance of Common Shares of the Company) or any increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Entities taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (f) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company;

          (g) The Designated Shares have been duly and validly authorized, and, when Designated Shares are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Shares, such Designated Shares will be duly and validly issued and fully paid and non-assessable; the Designated Shares conform to the description thereof contained in the Registration Statement and the Prospectus as amended or supplemented with respect to such Designated Shares; except as set forth under the caption "Limitation on Shareholder Liability; Indemnification of Shareholders" appearing under Item 1 of the Company's Form 8-A/A filed with the Commission on June 6, 2002, no holder of the Designated Shares is or will be subject to personal liability by reason of being such a holder; and the issuance of the Designated Shares is not subject to any preemptive or other similar rights of any securityholder of the Company;

          (h) The issue and sale of the Designated Shares and the compliance by the Company with all of the provisions of this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Entities is a party or by which the Company or any of the Entities is bound or to which any of the property or assets of the Company or any of the Entities is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement, except such as have been, or will have been prior to the Time of Delivery (as defined in Section 4 hereof), obtained under the Act and the Exchange Act and except for the listing of the Designated Shares on the New York Stock Exchange, Inc. or other stock exchanges and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

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          (i) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Entities is a party or of which any property of the Company or any of the Entities is the subject which, if determined adversely to the Company or any of the Entities, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and the Entities; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (j) The consolidated financial statements of the Company and the Entities, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations of the Company and the Entities at the indicated dates and for the indicated periods. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data contained in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the consolidated financial statements incorporated by reference therein;

          (k) The Company and the Entities have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Prospectus as owned or leased by the Company (other than 27 Main Street, Westport, Connecticut, 40-44 Post Road (Ships Building), Westport, Connecticut and 138-142 Central Avenue, Westfield, New Jersey, all of which were sold on April 30, 2002, and, if applicable, other than Uptown Shopping Center and Apartments located in Portland, Oregon) or any of the Entities, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount;

          (l) The Company and the Entities have filed all Federal, State, local and foreign income tax returns which have been required to be filed, or appropriate extensions for such filings have been obtained as required by law, and all Federal, State, local and foreign taxes of the Company and the Entities have been paid except such taxes as are not yet due or are being contested in good faith;

          (m) The Company and each of the Entities hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and neither the Company nor any of the Entities has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company;

          (n) Arthur Andersen LLP, which has audited the consolidated balance sheets of the Company and subsidiaries as of December 31, 2001, and 2000 and the related consolidated statements of operations, common shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 2001, filed with the Commission as part of, or incorporated by reference in, the Registration Statement and

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     Prospectus, was, at all times until its replacement as the Company's auditor in June 2002, an independent public accountant as required by the Act and the rules and regulations of the Commission promulgated thereunder;

          (o) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated herein;

          (p) Although the Company is aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials ("Hazardous Materials") on certain of its properties, nothing has come to the attention of the Company which, at this time, would lead the Company to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Company. In connection with the construction on or operation and use of the properties owned or leased by the Company or the Entities, the Company represents that, as of the date of this Agreement, it has no knowledge of any material failure by the Company or the Entities to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials; and

          (q) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and contemplated operations, assets and income continue to meet such requirements; and the Company is neither an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3. Upon the execution of the Pricing Agreement applicable to any Designated Shares and authorization by the Representatives of the release of such Designated Shares, the several Underwriters propose to offer such Designated Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     4. Certificates for the Designated Shares to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal or other immediately available funds to an account at a bank located in one of the 48 contiguous states of the United States of America (which account shall be designated by the Company upon at least forty-eight hours' prior notice to the Representatives), all at the place and time and date specified in or pursuant to such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing. The time and date of delivery of and

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payment for the Initial Shares (or, if the applicable Pricing Agreement does not grant the Underwriters an option to purchase Option Shares, the Designated Shares) is herein called the "Time of Delivery" for such Shares, and, if the applicable Pricing Agreement grants the Underwriters an option to purchase
Option Shares and if the Underwriters exercise such option, in whole or in part, the time and date of delivery of such Option Shares is hereinafter called the "Option Closing Time" for such Shares.

     5.   The Company agrees with each of the Underwriters of any Designated
Shares:

          (a) If the Company does not elect to rely on Rule 434 under the Act, immediately following execution and delivery of the applicable Pricing Agreement, to prepare the Prospectus as amended and supplemented in relation to the applicable Designated Shares in a form approved by the Representatives and to file such Prospectus as amended or supplemented pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Shares or, if applicable, such earlier time as may be required by Rule 424(b), or if the Company elects to rely on Rule 434 under the Act, immediately following execution and delivery of the applicable Pricing Agreement, to prepare an abbreviated term sheet relating to the Designated Shares in a form approved by the Representatives that complies with the requirements of Rule 434 under the Act and to file such form of Rule 434 Prospectus complying with Rule 434(c)(2) of the Act pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Shares or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Shares and prior to the Time of Delivery for such Designated Shares (or, if the applicable Pricing Agreement provides for an over-allotment option, prior to the Option Closing Time or, if such over-allotment option is not exercised by the Underwriters, prior to the expiration of such over-allotment option) which shall be reasonably disapproved by the Representatives for such Designated Shares promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery (or, if the applicable Pricing Agreement provides for an over-allotment option, after the Option Closing Time or, if such over-allotment option is not exercised by the Underwriters, after the expiration of such over-allotment option) and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any

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     Prospectus as amended or supplemented, of the suspension of the qualification of such Designated Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Prospectus as amended or supplemented relating to the Designated Shares or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Promptly to furnish to the Underwriters in New York City with copies of the Prospectus, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus as amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

          (e) During the period beginning on and including the date of the Pricing Agreement for such Designated Shares and continuing through and including the 60th day after the date of the Pricing Agreement, not to offer, sell, contract to sell, pledge or otherwise issue or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or

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     effective economic disposition due to cash settlement or otherwise) by the
     Company), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, (i) if such Designated Shares are Common Shares, any Common Shares, any shares of capital stock of the Company which are substantially similar to Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or any shares of capital stock of the Company which are substantially similar to Common Shares or (ii) if such Designated Shares are Preferred Shares, any such Preferred Shares, any shares of capital stock of the Company which are substantially similar to such Preferred Shares or any securities convertible into or exercisable or exchangeable for any such Preferred Shares or any shares of capital stock of the Company which are substantially similar to such Preferred Shares, in each case without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not prohibit the sale of such Designated Shares to the Underwriters pursuant to this Agreement and the applicable Pricing Agreement, and shall not prohibit the Company from issuing Common Shares pursuant to (x) the Company's Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement, (y) any of the Company's employee or trustee benefit plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of the applicable Pricing Agreement or (z) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by current and former holders of partnership or other interests in certain of the "DownREIT" and other Entities listed in Annex III hereto which may result in the issuance of Common Shares by the Company.

          (f) To use the net proceeds received by it from the sale of the Designated Shares in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

          (g) To qualify as a "real estate investment trust" under the Code, and to use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust".

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto (including each abbreviated term sheet delivered by the Company pursuant to Rule 434 under the Act) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any blue sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky and legal investment surveys; (iv) any filing fees incident to any required review by the

National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; (vi) the costs and charges of any transfer agent or registrar or dividend disbursing agent; and
(vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of any Designated Shares under the Pricing Agreement relating to such Designated Shares shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in, or incorporated by reference from this Agreement into, the Pricing Agreement relating to such Designated Shares are, at and as of the Time of Delivery for such Designated Shares (and, if applicable, at and as of the Option Closing Time for any such Designated Shares) true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

          (a) The Prospectus as amended or supplemented in relation to the applicable Designated Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

          (b) Sidley Austin Brown & Wood LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Shares, with respect to the organization of the Company, the validity of the Designated Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (in rendering such opinion, Sidley Austin Brown & Wood llp may rely, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Hogan & Hartson L.L.P.);

          (c) Hogan & Hartson L.L.P., counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Shares, in form and substance satisfactory to the Representatives, to the effect that:

              (i) The Company is a real estate investment trust formed and validly existing and in good standing (as of the date of the applicable good standing certificate referred to in such opinion) under the laws of the State of Maryland and has the trust power and trust authority under the Title 8 of the Corporations and

          Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law"), its Declaration of Trust and its Bylaws to own its current properties and to conduct its business as described in the Prospectus as amended and supplemented in relation to the Designated Securities. The Company is registered, qualified or authorized to transact business as a foreign entity in the respective states specified in such opinion as of the respective dates listed therein;

               (ii) Street Retail, Inc., a Maryland corporation ("SRI"), was incorporated and is validly existing and in good standing (as of the date of the applicable good standing certificate specified in such opinion) under the laws of the State of Maryland and has the corporate power and corporate authority under the Maryland General Corporation Law, the SRI Articles and the SRI Bylaws to own its current properties and to conduct its business as described in the Prospectus;

               (iii) This Agreement and the Pricing Agreement with respect to the Designated Shares have been duly authorized, executed and delivered by the Company;

               (iv) The Designated Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Pricing Agreement with respect to the Designated Shares and, when issued in accordance with the provisions of this Agreement and such Pricing Agreement, will be validly issued, fully paid and non-assessable; except as set forth under the caption "Limitation on Shareholder Liability; Indemnification of Shareholders" appearing under Item 1 of the Company's Form 8-A/A filed with the Commission on June 6, 2002, no holder of the Designated Shares is subject to personal liability by reason of being such a holder; and no holder of outstanding Common Shares or Preferred Shares has any preemptive right arising under the Maryland REIT Law, the Maryland General Corporation Law or the Company's Declaration of Trust or Bylaws to subscribe for or purchase any of the Designated Shares or, to such counsel's knowledge, any contractual right to subscribe for or purchase any of the Designated Shares;

               (v) The issued and outstanding Common Shares and Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive right arising under the Maryland REIT Law, the Maryland General Corporation Law or the Company's Declaration of Trust or Bylaws to subscribe for or purchase any such shares or, to such counsel's knowledge, any contractual right to subscribe for or purchase any such shares;

               (vi) The information in the Prospectus as amended and supplemented under the caption "Description of Preferred Shares" (if the Designated Shares are Preferred Shares), in Item 1 of the Company's Form 8-A/A filed with the Commission on June 6, 2002 and in
          Item 1 of the Company's Form 8-A/A dated March 11, 1999, in each case to the extent that such information constitutes a summary of provisions of the Company's Declaration of Trust or Bylaws, a summary of the Rights Agreement, matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

               (vii) The Registration Statement has been declared effective under the Act; the required fil1ing of the Prospectus as amended and supplemented in relation to the applicable Designated Shares pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Company meets the requirements for use of Form S-3 with respect to the issuance and sale of the Designated Shares;

               (viii) The execution, delivery and performance as of the date of such opinion by the Company of this Agreement and the Pricing Agreement with respect to the Designated Shares and the issuance and sale of the Designated Shares being issued on the date of such opinion do not (i) violate the Maryland REIT Law, (ii) violate the Company's Declaration of Trust or Bylaws, (iii) to such counsel's knowledge, violate any applicable law, rule, regulation, order, judgment or decree of any Maryland agency or court, or (iv) breach or constitute a default under the agreements listed in Schedule A to this Agreement (other than with respect to the compliance by the Company with the financial and numerical covenants contained therein, as to which such counsel need express no opinion);

               (ix) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; if applicable, the Rule 434 Prospectus complies as to form in all material respects with the requirements of Rule 434 under the Act;

               (x) The documents incorporated by reference in the Prospectus as amended and supplemented in relation to the applicable Designated Shares (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

               (xi) Except for such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and the Exchange Act and except for consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities or real estate syndication laws (as to which such counsel need express no opinion) in connection with the offer and sale of the Designated Shares, no consent, approval, authorization or order of, or filing or registration with, the Commission or any Maryland court or governmental agency or body is required to be obtained or made by the Company for the issuance of the Designated Shares or the performance as of the date of such opinion of the obligations contained in the Designated Shares and in this Agreement and the Pricing Agreement by the Company;

               (xii) No facts have come to such counsel's attention which have caused them to believe that (i) the Registration Statement or any amendments thereto, as of their respective effective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus as amended and supplemented, or any further amendments or supplements thereto, as of their respective issue dates or as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) there are any legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus as amended and supplemented, other than those disclosed therein, or (iv) there are any contracts or documents of a character required to be described in the Prospectus as amended and supplemented that are not described or referred to therein; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any view as to the financial statements and supporting schedules and other financial information and data included in or omitted from the Registration Statement or the Prospectus as amended and supplemented;

               In delivering such opinion, counsel shall be entitled to rely upon opinions of local counsel and in respect of certain matters of fact upon certificates of officers of the Company, provided that any such local counsel shall be reasonably acceptable to the Representatives and the opinion of any such local counsel shall be addressed to the Representatives. Such opinion shall state that Sidley Austin Brown & Wood LLP, in rendering their opinion pursuant to this Agreement, may rely upon such opinion of Hogan & Hartson L.L.P. as to all matters of Maryland law;

          (d) In addition to the above opinion, the Representatives shall have received the opinion or opinions of Hogan & Hartson L.L.P., Tax Counsel to the Company, dated the Time of Delivery for such Designated Shares, in form and substance satisfactory to the Representatives, to the effect that (1) the Company is and has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code since its taxable year ended December 31, 1997, and the Company's current and proposed organization and method of operation including distributions (as described in the Prospectus dated September 30,

          1998, the Prospectus Supplement relating to the Designated Shares and the Company's Current Report on Form 8-K filed with the Commission on March 28, 2002 (hereafter, the "Company's Form 8-K") and as represented by the Company) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2002 and thereafter; and (2) the discussion in (x) the Prospectus dated September 30, 1998 under the caption "Federal Income Tax Considerations," except such counsel shall note that the statement to the effect that the Company is generally required to distribute to shareholders 95% of its taxable income each year is not correct for tax years of the Company beginning after December 31, 2000, for which periods the Company is generally required to distribute to shareholders 90% of its taxable income (and such counsel shall further note that such general requirement to distribute 90% of its taxable income is correctly described in the Company's Form 8-K) and (y) the Company's Form 8-K under the caption "Federal Income Tax Consequences" which is incorporated by reference into the Prospectus dated September 30, 1998, to the extent that they discuss matters of law or legal conclusions or purport to describe certain provisions of the federal tax laws, are correct summaries of the matters discussed therein;

               (e) Prior to the date of the Pricing Agreement for such Designated Shares, Arthur Andersen LLP, the independent accountants who have certified the financial statements of the Company incorporated by reference in the Registration Statement, shall have furnished to the Representatives a letter to the effect set forth in Annex II hereto and in form and substance satisfactory to the Representatives, and, on the date of the Pricing Agreement for such Designated Shares and at the Time of Delivery for such Designated Shares, the Chief Financial Officer of the Company shall have delivered to the Representatives a letter dated the date of such Pricing Agreement and a letter dated such Time of Delivery, respectively, to the effect set forth in Sections 6(b), 6(c), 6(e), 6(f), and 7 of Annex II and with respect to such other matters as the Representatives may reasonably request, in form and substance satisfactory to the Representatives;

               (f) (i) Neither the Company nor any of the Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any change in the capital stock or long-term debt of the Company or any of the Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Entities, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

          (g) On or after the date of the Pricing Agreement relating to the Designated Shares (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred shares by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred shares;

          (h) On or after the date of the Pricing Agreement relating to the Designated Shares there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

          (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of Prospectuses as amended or supplemented;

          (j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Shares a certificate or certificates of officers of the Company dated such Time of Delivery and satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the date of such certificate, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date of such certificate, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request;

          (k) On or prior to the date of the Pricing Agreement, the Representatives shall have received an agreement substantially in the form of Annex IV hereto signed by each of the persons listed in Schedule III to such Pricing Agreement;

          (l) The Designated Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

          (m) In the event that the Pricing Agreement with respect to the Designated Shares grants the Underwriters an option to purchase Option Shares from the Company and the Underwriters exercise such option to purchase all or any of the Option Shares, the obligations of the Underwriters to purchase such Option Shares at the Option Closing Time shall be subject to the further conditions that the Representatives shall have received legal opinions of Sidley Austin Brown & Wood llp and Hogan & Hartson

     L.L.P., dated such Option Closing Time, relating to the Option Shares to be purchased and otherwise to the same effect as the respective opinions referred to in Sections 7(b), (c) and (d), a letter from the Chief Financial Officer of the Company, dated such Option Closing Time, to the same effect as the letter required to be delivered at the Time of Delivery pursuant to Section 7(e), and a certificate or certificates of officers of the Company, dated such Option Closing Time, to the same effect as the certificates required pursuant to Section 7(j), and that all of the foregoing are satisfactory to the Representatives.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromises or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Shares on the other from the offering of the Designated Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Shares and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Designated Shares which it has agreed to purchase at the Time of Delivery or, if applicable, at the Option Closing Time under the Pricing Agreement relating to such Designated Shares, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Shares, the Representatives or the Company shall have the right to postpone the Time of Delivery or the Option Closing Time, as the case may be, for such Designated Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Designated Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Designated Shares which remains unpurchased does not exceed one-tenth of the aggregate number of Designated Shares to be purchased at the Time of Delivery or the Option Closing Time, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Designated Shares which such Underwriter agreed to purchase at the Time of Delivery or such Option Closing Time, as the case may be, under the Pricing Agreement relating to such Designated Shares and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Designated Shares which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Designated Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Designated Shares which remains unpurchased exceeds one-tenth of the aggregate number of the Designated Shares to be purchased at the Time of Delivery or the Option Closing Time, as the case may be, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Shares of a defaulting Underwriter or Underwriters, then, in the case of a failure to purchase Designated Shares at the Time of Delivery, the Pricing Agreement relating to such Designated Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof or, in the case of a failure to purchase Designated Shares at an Option Closing Time which is after the Time of Delivery, the several obligations of the Underwriters to purchase and the obligation of the Company to sell such Designated Shares at such Option Closing Time shall terminate without liability on the part of any non-defaulting Underwriter or the Company, but in any such case nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or trustee or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated

Shares covered by such Pricing Agreement except as provided in Section 6 and
Section 8 hereof. If this Agreement shall be terminated as a result of any of the conditions set forth in Section 7 (other than Section 7(h)(i), (iii) or (iv)) not being satisfied the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Shares, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Shares except as provided in Section 6 and Section 8 hereof.

     12. In all dealings hereunder, the Representatives of the Underwriters of Designated Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and if to the Company shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall also be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex or facsimile transmission constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and trustees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding, please sign and return this Agreement to us.

                                     Very truly yours,

                                     FEDERAL REALTY INVESTMENT TRUST


                                     By:  /s/ Larry E. Finger
                                        ----------------------------------------
                                     Name:  Larry E. Finger
                                     Title: Senior Vice President - Chief
                                            Financial Officer and Treasurer

Accepted as of the date hereof:

FIRST UNION SECURITIES, INC.

By:   /s/ J. Brit Stephens
   -------------------------------
     Name:  J. Brit Stephens
     Title: Managing Director

                                                                      SCHEDULE A

Indenture dated December 13, 1993, related to the Trust's 7.48% Debentures due August 15, 2026; 8 7/8% Senior Notes due January 15, 2000; 8% Notes due April 21, 2002; 6 5/8% Notes due 2005; 6.82% Medium Term Notes due August 1, 2027; 6.74% Medium Term Notes due March 10, 2004; and 6.99% Medium Term Notes due March 10, 2006, filed with the Commission on December 13, 1993 as exhibit 4(a) to the Trust's Registration Statement on Form S-3, (File No. 33-51029) and amended on Form S-3 (File No. 33-63687), effective December 4, 1995 is incorporated herein by reference thereto.

Indenture dated September 1, 1998 related to the Trust's 8.75% Notes due December 1, 2009 filed as exhibit 4(a) to the Trust's Registration Statement on Form S-3 (File No. 333-63619) is incorporated herein by reference thereto.

Credit Agreement Dated as of December 19, 1997, and as subsequently amended, by and among Federal Realty Investment Trust, as Borrower, The Financial Institutions Party Thereto and Their Assignees Under Section 13.5.(a), as Lenders, Corestates Bank, N.A., as Syndication Agent, First Union National Bank, as Administrative Agent and as Arranger, and Wells Fargo Bank, as Documentation Agent and as Co-Arranger.

Term Loan Agreement, dated as of December 22, 1998, and as subsequently amended, by and among Federal Realty Investment Trust, as Borrower, the Financial Institutions Party Thereto and Their Assignees Under Section 13.5.(d), as Lenders, Commerzbank Aktiengesellschaft, New York Branch as Syndication Agent, PNC, National Association, as Administrative Agent and Fleet National Bank, as documentation agent.

Building Loan Agreement, dated as of April 17, 2001, and as subsequently amended, by and among FRIT San Jose Town and Country Village LLC, San Jose Residential, Inc. and Street Retail, Inc. jointly and severally as Borrower, Commerzbank AG, New York Branch, Fleet National Bank, Bayerische Hypo-Und Vereinsbank AG, New York Branch and the Other Lenders named therein.

                                                                         ANNEX I

                                Pricing Agreement

                                                                         ., 2002

FIRST UNION SECURITIES, INC.
As representative of the several Underwriters named in Schedule I hereto
   c/o First Union Securities, Inc.
   7 St. Paul Street
   Baltimore, Maryland 21202

Ladies and Gentlemen:

     Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 6, 2002 (the "Underwriting Agreement"), between the Company on the one hand and First Union Securities, Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives pursuant to
Section 12 of the Underwriting Agreement is First Union Securities, Inc., and the Representatives designated to act on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     A supplement to the Prospectus relating to the Designated Shares, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the

Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Initial Shares (as defined in Schedule II hereto) set forth opposite the name of such Underwriter in Schedule I hereto.

     In addition, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to the number of Option Shares (as defined in Schedule II hereto) specified in
Schedule II hereto at the place and purchase price to the Underwriters set forth in Schedule II hereto and at the Option Closing Time specified by the Representatives as provided below. The option hereby granted will expire at 11:59 p.m. (New York City time) on the 30th day after the date of this Pricing Agreement and may be exercised once, in whole or in part, for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the Option Closing Time for such Option Shares. Any such Option Closing Time shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option nor in any event prior to the Time of Delivery. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will be obligated to purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Initial Shares (subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares), and the Company shall be obligated to issue and sell such Option Shares to the several Underwriters, in each case subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated by reference herein.

     The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

     This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                               Very truly yours,

                               FEDERAL REALTY INVESTMENT TRUST


                               By:     /s/ Larry E. Finger
                                  ----------------------------------------------
                                  Name:  Larry E. Finger
                                  Title: Senior Vice President - Chief Financial
                                         Officer and Treasurer

Accepted as of the date hereof:

FIRST UNION SECURITIES, INC.

By:   /s/ J. Brit Stephens
   ---------------------------------------
   Name:  J. Brit Stephens
   Title: Managing Director

                                   SCHEDULE I

                                                                     Number of
                                                                  Initial Shares
                     Underwriter                                 to be Purchased
                     -----------                                 ---------------
First Union Securities, Inc. ................................         .,000
       Total ................................................         .,000
                                                                      =====

                                   SCHEDULE II

Title of Designated Shares:

Number of Designated Shares:            ________ shares.  The Designated Shares
                                        consist of an aggregate of ______
                                        Designated Shares (the "Initial Shares") that the Underwriters have agreed, severally and not jointly, to purchase and that the Company has agreed to sell and an aggregate of up to ______
                                        Designated Shares (the "Option Shares")
                                        that the Underwriters have the option to purchase, severally and not jointly, from the Company, all subject to the terms and conditions set forth in this Pricing Agreement and the Underwriting
                                        Agreement incorporated by reference
                                        herein.

Initial Offering Price to Public Per    $______ per share.
Share for Designated Shares

Purchase Price per Share for            $______ per share; provided, however,
Designated Shares to be Paid by the     that the purchase price per share for
Underwriters                            any Option Shares purchased by the
                                        Underwriters shall be reduced by an
                                        amount per share equal to the aggregate
                                        amount per share of any dividends or
                                        distributions declared, paid or payable
                                        with respect to the Initial Shares but
                                        not payable with respect to such Option
                                        Shares.

Liquidation Preference Per Share for
Designated Shares, if applicable:

Dividend Payment Dates, if
applicable:

Redemption provisions, if applicable:

Sinking fund requirements, if
applicable:

Names and addresses of                  First Union Securities, Inc.
Representatives:                        7 St. Paul Street
                                        Baltimore, Maryland  21202

Address for Notices, etc.:              First Union Securities, Inc.
                                        7 St. Paul Street
                                        Baltimore, Maryland  21202

Other Terms:

Time of Delivery:                       9:00 a.m. (New York City time)
                                        on ___________

Place of Delivery of Designated         New York, New York
Shares:

                                  SCHEDULE III

                       List of Persons Subject to Lock-Up

Steven J. Guttman

Donald C. Wood

Larry E. Finger

                                                                        ANNEX II

     Pursuant to Section 7(e) of the Underwriting Agreement, Arthur Andersen LLP shall furnish letters to the Underwriters to the effect that (it being understood that Arthur Andersen LLP shall not be required to address any periods prior to April 1, 1999):

          1. They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          2. In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

          3. They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (6)(a)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          4. The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          5. They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result to the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          6. On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (a) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations or
          (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

              (b) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

              (c) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

              (d) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

              (e) as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company, or any decreases in consolidated net current assets or net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (f) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (e) there were any decreases in revenue, or in income before gain on sale of real estate and extraordinary items or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          7. In addition to the audit referred to in their reports included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (3) and (4) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Shares for purposes of the letter delivered at the Time of Delivery for such Designated Shares.

                                                                       ANNEX III

                                                        Company's Direct or
                                                        Indirect Ownership
FEDERAL REALTY INVESTMENT TRUST                              Interest
-------------------------------                       --------------------------
FR Associates Limited Partnership ("FR")              99%
     Andorra Associates                               99% (1% FR)
     Governor Plaza Associates                        99% (1% FR)
     Shopping Center Associates                       99% (1% FR)
     Berman Enterprises II Limited Partnership        99% (1% FR)
FRIT Escondido Promenade, LLC                         70%
FRIT Leasing & Development Services, Inc.             100% voting stock
Congressional Plaza Associates                        55.7065%
FR Pike 7 Limited Partnership (DownREIT)              99%
Federal Realty Partners L. P. (Master DownREIT-
576,669 units outstanding - 164,952                   40 units (FedRP Inc.)
units have been redeemed)                             40 units (FRLP Inc.)
Federal Realty Partners, Inc.                         100% voting stock
     Loehmann's Plaza Limited Partnership (Down
REIT - 250,000 units outstanding)                     60,000 units (FedRP Inc.)
FRLP, Inc.                                            100% voting stock
FR Leesburg Plaza, LLC                                100%
     FR Leesburg Plaza, LP (DownREIT-352,500 total
units issued - 7,816 units have been redeemed)        214,500 units (LLC)
FRIT Property Services, Inc. (f/k/a Terranomics
Retail Services, Inc. f/k/a TRS Acquisition, Inc.)    100% nonvoting stock
Ravenswood Development Services, Inc.                 100% nonvoting stock
Federal Realty Management Services, Inc.              100% voting stock
FR Federal Plaza, Inc.                                100% voting stock
     FR Federal Plaza, LLC                            100% (FedPlaza Inc.)
Street Retail, Inc.                                   100% voting stock

STREET RETAIL, INC. ("SRI")
---------------------------

SRI Old Town, LLC                                     100%
Street Retail Forest Hills I, LLC                     100%
Street Retail Forest Hills II, LLC                    100%
Street Retail Tempe I, LLC                            85%
Street Retail West GP, Inc. ("SRWGP")                 100% voting stock
     Street Retail West I, L.P.                       90%  (10%  SRI)
     Street Retail West II, L.P.                      90%  (10%  SRI)
     Street Retail West 3, L.P.                       90%  (10%  SRI)
     Street Retail West 4, L.P.                       90%
     Street Retail West 6, L.P.                       90%
     Street Retail West 7, L.P.                       90%
     Street Retail West 10, L.P.                      90%

Street Retail San Antonio, LP                         .1% (SRI San Anton)
                                                      99.9% (SRI Texas)
SRI San Antonio, Inc. (f/k/a Dim Sum, Inc.            100% voting stock
     f/k/a FR Acquisition Holding Co., Inc.)
SRI Texas, Inc.                                       100% voting stock
JS&DB, Inc.                                           100% voting stock
SRI Holding Company, Inc.                             100% nonvoting stock
     Street Retail West 9, L.P.                       90%  (SRI Holding)
FRIT San Jose Town and Country Village, LLC           100%
     San Jose Residential, Inc.                       100% nonvoting stock (LLC)
Santana Row Services, Inc.                            100% voting
Santana Row ROF, Inc.                                 100% voting
     La Rive Gauche San Jose, LLC                     37.5%
     Straits Santana Row, LLC                         90%
     Blowfish SR, LLC                                 30%
     Village Cafe Santana Row, LLC                    48.3%
     Yankee Pier Santana Row, LLC                     75%

Santana Row Association, a California non-profit mutual benefit corporation

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                                                                        ANNEX IV

                           [Form of Lock-Up Agreement]

                         Federal Realty Investment Trust
                        Public Offering of Common Shares

                                                                         ., 2002

First Union Securities, Inc.
As Representative of the several Underwriters
         c/o First Union Securities, Inc.
         7 St. Paul Street
         Baltimore, MD  21202

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Pricing Agreement dated as of June 6, 2002 (the "Agreement"), between Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), and you, relating to an underwritten public offering of the Company's common shares of beneficial interest, par value $0.01 (the "Common Shares"). [Note: If the Designated Shares are Preferred Shares, change references from "Common Shares" to "Preferred Shares", as appropriate.]

         In order to induce you to enter into the Agreement, the undersigned will not, without the prior written consent of First Union Securities, Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the Agreement through and including the date which is 60 days after the date of the Agreement; provided, however, that nothing contained herein shall prohibit the exercise of stock options by the undersigned under the Company's stock option plans for employees or trustees or other purchases by the undersigned of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock under the Company's stock purchase plan for employees or

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trustees, in each case as such plans are in effect on the date of the Agreement
(provided that the undersigned understands and agrees that any and all shares of capital stock of the Company and securities convertible into or exercisable or exchangeable for such capital stock that the undersigned acquires upon the exercise of stock options or purchases under the Company's stock purchase plan for employees or trustees shall be subject to the terms and provisions of this Agreement and, without limitation to the foregoing, the undersigned further understands and agrees that the undersigned will not transfer, sell or otherwise dispose of, directly or indirectly (including, without limitation, through a broker or dealer), any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock in payment of all or any portion of the exercise price of any such stock options exercised by the undersigned under any such stock option plans or in payment of all or any portion of the purchase price of any such shares of such capital stock or other securities purchased by the undersigned under any such stock purchase plans or otherwise effect a so-called "cashless" exercise or purchase); and provided, further, however, that the undersigned may donate any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock to members of the undersigned's immediate family, to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family or to charitable or educational organizations without the prior written consent of First Union Securities, Inc. if, in each case (i) such donation is a bona fide gift, (ii) the undersigned provides written notice of such gift to First Union Securities, Inc. no later than three business days prior to such gift, and (iii) the donee executes and delivers to First Union Securities, Inc., prior to or contemporaneously with such gift, a letter agreement, in form and substance reasonably satisfactory to First Union Securities, Inc., in substantially the form of this letter agreement. [Note: any such letter executed by a donee who receives shares from Mr. Steven J. Guttman shall omit following paragraph] For purposes of this paragraph, "immediate family" shall mean a spouse, lineal descendent, father, mother, brother or sister of the transferor.

         [This paragraph to be included only in the lock-up agreement dated on or about June., 2002 signed by Mr. Steven J. Guttman.] Notwithstanding the provisions of the immediately preceding paragraph, the undersigned may, at any time beginning on and including the 31st day after the date of the Agreement, acquire up to 200,000 Common Shares (the "Acquired Shares") upon the exercise of stock options held by the undersigned under the Company's stock option plans for employees or trustees, as such plans are in effect on the date of this Agreement, and thereafter sell all or a portion of the Acquired Shares as part of a so-called "cashless exercise" or otherwise; provided that anything herein to the contrary notwithstanding, the aggregate number of Common Shares sold by the undersigned shall in no event exceed 200,000 Common Shares.

         If for any reason the Agreement shall be terminated prior to the Time of Delivery (as defined in the Agreement), the agreement set forth above shall likewise be terminated.

                      [Signature Page Immediately Follows]

                                      IV-2

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         In witness whereof, the undersigned has executed and delivered this letter agreement as of the day and year set forth above.

                                          Yours very truly,

                                          _____________________________________
                                          Print Name:

                                      IV-3